Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2011 Omnibus Incentive Compensation Plan of Cooper Industries plc of our reports dated February 21, 2012, with respect to the consolidated financial statements of Cooper Industries plc and the effectiveness of internal control over financial reporting of Cooper Industries plc included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

Houston, Texas

July 30, 2012

/s/ Ernst & Young